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                                                                    Exhibit 10.4

                            GOOGLE SERVICES AGREEMENT
                                CONTENT TARGETING

This Google Services Agreement ("GSA") is entered into by and between Google Inc. ("GOOGLE") and Focus Interactive, Inc., a corporation formed under the laws of Delaware ("CUSTOMER"). This GSA shall be effective as of the last date written below ("GSA EFFECTIVE DATE"), and sets forth the terms and conditions under which Customer may use certain services made generally available by Google and described further herein and/or in an applicable Order Form (the "SERVICES"). Such Services may be ordered by Customer and shall be identified on one or more separately stated standard Google order forms that reference this GSA and are executed by the parties (individually referred to hereinafter as an "ORDER FORM"). Each Order Form shall be governed by this GSA and shall become effective on the date stated in such Order Form ("ORDER FORM EFFECTIVE DATE"). This GSA and the corresponding Order Form(s) together constitute the "AGREEMENT".

1.    Services.

1.1 Content Targeted Advertising Program. Google shall assist Customer with providing content-targeted compensated linked advertisements ("ADS") for display on the uniform resource locators ("URL(S)") [*] identified on the Order Form (each, a "SITE", and collectively, the "SITES"), and on any Additional Sites and Co-branded Sites approved pursuant to Sections 1.1.1 and 1.1.2, through the Google Content-Targeted Advertising Program ("CTAP") as further set forth herein. Each of Google and Customer shall use commercially reasonable efforts to implement CTAP on the Sites within [*] from the Order Form Effective Date.

1.1.1 Additional Sites.

      (a) Subject to Section 1.9.1(b), if during the Services Term Customer [*] launches or acquires a Web site [*] that is not already a Site, Additional Site or Co-branded Site, then, [*]. [*], such site will become an "ADDITIONAL SITE" under this Agreement (it being understood for the avoidance of doubt that the economic terms concerning revenue share set forth in the Order Form shall be applicable to impressions of such Additional Site). [*] Customer is responsible for each Additional Site's use of the Services provided hereunder and shall ensure that any and all such Additional Sites comply with the applicable terms and conditions of the Agreement, including without limitation all terms and conditions regarding use and prohibited uses of the Services, terms and conditions relating to the implementation of the Services, and confidentiality requirements.

      (b) The provisions of Section 9.1.1(a) will not apply to Web sites acquired by Customer from a third party during the Services Term with a contractual obligation to a third party in existence prior to such acquisition that would [*], as documented to Google by a representation to such effect in writing by Customer; provided that [*].

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.1.2 Co-branded Sites. If during the Services Term Customer launches a co-branded version of a Site or Additional Site [*] then, [*]. [*], such site will become a "Co-branded Site" under this Agreement (it being understood for the avoidance of doubt that the economic terms concerning revenue share set forth in the Order Form shall be applicable to Impressions of such Co-branded Site). [*]. In the event that Google does not reply to a Co-branded Site Offer within the Co-brand Response Period, Google shall be deemed to have rejected the Co-branded Site Offer. Customer is responsible for each Co-branded Site's use of the Services provided hereunder and shall ensure that any and all such Co-branded Sites comply with the applicable terms and conditions of the Agreement, including without limitation all terms and conditions regarding use and prohibited uses of the Services, terms and conditions relating to the implementation of the Services, and confidentiality requirements.

1.1.3 Limitations. Google agrees that it will [*]. Notwithstanding anything to the contrary, [*]. Except as agreed to by Customer, Ads served under this Agreement will be limited to [*]. Except as provided in the preceding sentence, [*] will not be [*] unless the parties execute a written amendment to this Agreement or a separate Order Form.

1.2   CTAP Operations.

1.2.1 Implementation. Customer acknowledges that Google will provide third-party and/or Google advertisements for display on the Sites, Additional Sites and Co-branded Sites using Google's advertising serving technology pursuant to this Agreement, and Customer and Google each will use commercially reasonable efforts to assist the other in implementing such technology on the Sites, Additional Sites and Co-branded Sites. Customer shall comply with Google's technical requirements for the delivery of Ads as provided by Google to Customer from time to time, it being understood that any update thereto is subject to the provisions of Section 12.2 (the "TECHNICAL REQUIREMENTS"), including without limitation specifications for tracking all advertising impressions that may contain one or more Ads served under this Agreement (each "AD UNIT") [*]. Without limiting the foregoing, the Technical Requirements at launch contemplate that Google will deliver Ads [*], and Customer will have the technical ability (subject to the provisions of Section 1.3) to [*]. For the avoidance of doubt, the fact that Customer will have the [*] in no way implies any waiver of Customer's obligation to [*]. The Technical Requirements may be updated in accordance with Section 1.2.2. Unless otherwise approved by Google in writing in advance, Customer shall not modify or edit any [*] provided by Google, or other elements (or any portion thereof) at any time. In addition, Customer shall not alter its advertising delivery system in a manner that Customer anticipates is likely to have an adverse impact on Google's ability to deliver Ads under this Agreement without providing at least [*] prior written notice thereof to Google (it being agreed that Customer will exercise reasonable and good faith judgment in considering whether such change is likely to have an adverse impact on Google's ability to deliver Ads under this Agreement). In any event, if Customer makes a change without providing such notice and such change adversely impacts Google, Customer will take such action as is required to cure such impact within [*]. Customer shall not hinder or obstruct in any way the display of the full text of the Ad Unit as provided by Google (including without limitation through the use of pop-ups or similar graphical units) or

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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      otherwise minimize or remove any Ad(s) from display unless approved in writing in advance by Google [*]. Customer shall ensure that Ad Units appear only on Web pages that contain content only in the [*] languages. Google will make the CTAP Service available with respect to additional languages and domains as and when such additional languages and domains are made generally commercially available as part of the CTAP to customers (as evidenced by written notice to Customer from Google, which may include a public release announcing the launch of such services); provided that
      (i) Google is given a reasonable period of time to permit a proper implementation of such Services on the Sites, Additional Sites and Co-branded Sites; (ii) the availability of the Service in such additional languages will be subject to Customer's compliance with any technical specifications applicable thereto; (iii) Service hereunder in such additional languages may be terminated by Google to the extent Google ceases to make such service in such additional languages generally commercially available to customers; and (iv) for the avoidance of doubt, only impressions of [*] only pages (in the domains specified in the Order
      Form) will count toward satisfying Customers Monthly Minimum Number of Impressions.

1.2.2 Updates to Technical Requirements. Google may update the Technical Requirements from time to time by giving Customer written notice thereof; provided that [*]. If such update is as a result of the release by Google of a major update or version change to the Google API or the release of a new API (e.g., [*]), Customer will implement such changes within [*] of the date Customer is notified of such update; [*]. If such update is a result of a minor update to an existing version of Google's API (as opposed to a major change or update), Customer will implement such change within [*] of receiving written notice thereof. [*]

1.2.3 Ad Unavailability. In the event that an Ad is not available through the CTAP Services, whether as a result of [*] ("AD UNAVAILABILITY"), Google will return a response indicating that no Ad is available for such request, in which case Customer may run its own advertisements. If Google returns a response indicating that no Ad is available as a result of Ad Unavailability, such instance will be counted as an "IMPRESSION" for the purposes of determining whether Customer has satisfied its Monthly Minimum Number of Impressions.

1.2.4 [*]. Customer understands and agrees that the proper tracking of Ads delivered under this Agreement requires the strict compliance by it with the technical requirements provided by Google, including without limitation, [*]. Customer and Google will work in good faith to optimize the placement and appearance of Ads delivered hereunder with the objective of improving the performance of Ads delivered hereunder. Accordingly, upon request of one of the parties, but no more frequently than one time per month, the parties will review the performance of the Ads delivered under this Agreement (including by way of reviewing the placement and appearance, and associated performance, of Ads on the pages), and will otherwise consult with a view toward optimizing performance under this Agreement. [*].

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.3   Site Layout; Placements: Attribution: Impression Guarantee.

1.3.1 Site Layouts Ad Placements. Customer shall be entitled to design the look, feel, appearance, features and functionality of each Web page of the Sites, Additional Sites and Co-branded Sites in its sole discretion; provided that, except for the adjustments expressly permitted in Exhibit A or as otherwise agreed to by Google in writing, the layout and format of Ads and Ad Units shall conform to the specifications contained in this Agreement, [*]. In addition, Customer will provide such information about the placements of Ad Units and modifications thereto on all pages as is reasonably requested by Google from time to time. Notwithstanding anything to the contrary, [*].

1.3.2 Attribution. Unless otherwise consented to by the parties in writing in advance (which consent shall not be unreasonably withheld), Customer agrees that it shall not [*]. Within each Ad Unit, Customer will indicate that Ads are "Sponsored Links" or other equivalent designation indicating that the Ads are compensated linked advertisements, and, subject to obtaining Google's prior written consent, may indicate with a link that Ads are provided by Google. Google may revoke any authorization or approval to use its Brand Features under this Agreement or in the Ad Units at any time during the Services Term by providing Customer with sufficient prior written notice to permit Customer to cease such usage in a reasonable period of time. In addition, Customer may request in certain instances that Google attribution be included as part of certain Ad Units. Google agrees to consider such requests in good faith, provided that Google will reserve the right to agree to or reject such attribution on a case by case basis in its sole discretion. If applicable law requires the labeling of advertisements in a manner that is inconsistent with the then current implementation, the parties will consult in good faith to agree on the display of Ads in a manner that complies with applicable law.

1.3.3 Prohibited Placements. Customer will not display Ads on the pages listed in Section 1.4.1(k), subject to the next sentence. [*]. In addition, upon Google's request, Customer will not display Ads on pages or channels that yield less than [*] in any calendar month during the Services Term. Google must exercise its right to prohibit the display of Ad Units as set forth in the preceding sentence within forty-five (45) days following the end of any month in which such yield was less than [*]. Exclusivity will not apply to any pages on which Customer may not display Ads pursuant to this
      Section 1.3.3.

1.3.4 Minimum Impression Guarantee. Subject to Customer's right to cure set forth below, Customer agrees to serve no less than the Monthly Minimum Number of impressions (as defined below) in each calendar month during the Services Term commencing in the first full calendar month occurring after the Launch [*]. The "MONTHLY MINIMUM NUMBER OF IMPRESSIONS" is equal to [*] Impressions; provided that [*]. Notwithstanding the foregoing, Google shall not be permitted to terminate this Agreement or to receive any make good impressions with respect to any month in the event that either (i) Customer would have delivered the Monthly Minimum Number of Impressions in any given month but for Google's election not to provide Ad Units pursuant to the fourth sentence of Section 1.3.3; or (ii) Customer shall fail to deliver the Monthly Minimum Number of Impressions due to Google's breach of the terms and conditions set forth in Exhibit C.

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.4   Prohibited Actions.

1.4.1 General. Customer shall not, and shall not allow any third party that is an affiliate or agent of Customer, [*] (a "RELATED THIRD PARTY"), and shall not authorize any other third party to: (a) edit, modify, filter or change the order of the information contained in any Ad Units) without Google's prior written consent, or include any content other than Google provided Ads in any Ad Units; (b) [*]; (c) [*]; (d) [*]; (f) [*]; (g) [*];
      (h) generate, directly or indirectly, Impressions of or clicks on any Ad(s) through any automated or otherwise fraudulent means, including by not limited to using robots, macro programs. Internet agents or other automated query tools and/or computer generated requests; (i) encourage or require End Users, either with or without their knowledge, to click on any Ads [*] or any other means that are manipulative, deceptive, malicious or fraudulent (subject to Section 1.4.2 below); (j) [*] (each of the foregoing in subsections (h), (i) and (j) a "FRAUDULENT ACT"); or (k) display any Ad(s) on any [*] or any Web site related to pornography, gambling, firearms, tobacco or alcohol or as otherwise specified in writing by Google. Further, no Site, Additional Site or Co-branded Site shall contain any pornographic, hate-related or violent content or contain any other material, products or services that (i) violate or encourage conduct that would violate any criminal laws, any other applicable laws, or any third party rights; or (ii) would otherwise give rise to civil liability, except in each case for content provided by Google, content contained in search results or content provided by End Users in bulletin boards and chat forums.

1.4.2 [*]

1.4.3 Downloadable Applications. Customer agrees that any and all uses of any Downloadable Application (as defined below) produced by Customer or branded with the branding of a Site, Additional Site or Co-branded Site shall comply with the following: (u) [*], (v) [*], (w) [*], (x) [*], (y) [*]; and (z) [*]. In addition, Google may update these requirements as such requirements are updated generally for customers from time to time, [*]. A "DOWNLOADABLE APPLICATION" shall be defined as [*].

1.4.4 Third Party Malicious Acts. If any third party that is not a Related Third Party engages in any malicious act that would constitute or result in a breach of this Section 1.4 had such act been undertaken by Customer or a Related Third Party, Customer will use its best efforts to cure any such violation as soon as possible, and Google will consult with Customer in an effort to identify a suitable cure. If, notwithstanding its efforts, Customer is unable to cure such violation and such violation will materially and adversely affect Google's business or operations, Google reserves the right to suspend the Services until such time as the violation has been cured. If the violation cannot be cured within [*] days after such suspension, Google will reserve the right to terminate this Agreement, provided that this termination right will expire with respect to any violation if such violation has been cured prior to the exercise of this termination right.

1.5 Support. In consideration of Customer's fulfillment of its obligations set forth under the Agreement, Google shall provide technical support services to Customer during the applicable Services Term in accordance with Google's then current support guidelines [*]. Prior to making any support request to Google, Customer shall first use reasonable

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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      efforts to fix any error, bug, malfunction or network connectivity defect on its own without any escalation to Google. Customer shall provide customer support services to End Users at its own expense.

1.6 Service Level Agreement. The parties agree to the service level provisions set forth in Exhibit C attached hereto and made part hereof.

1.7   Exclusivity.

1.7.1 Exclusivity. "CONTENT TARGETED AD SERVICE" is defined [*]. Subject to
      Section 1.7.2, Customer agrees that during the Services Term: (a) Google will be the exclusive, worldwide provider of Content Targeted Ad Services to the Sites, Additional Sites and Co-branded Sites (and any additional and successor sites thereto, as permitted hereunder), (b) Customer shall not implement, or display ads from, a Content Targeted Ad Service operated or owned in whole or in part by it or any of its affiliates (including owned or operated by way of merger, acquisition or consolidation) on any Site, Additional Site or Co-branded Site (and any additional and successor sites thereto, as permitted hereunder); and (c) Customer shall not implement or display on any Site, Additional Site or Co-branded Site any advertisements from a Content Targeted Ad Service provided by a third party (other than Google), including without limitation the third parties listed on Exhibit D attached hereto and made part hereof ("EXCLUSIVITY").

1.7.2 Exclusions. The Exclusivity obligation set forth in Section 1.7.1 shall not apply in the following circumstances:

      (a) Direct Sales to Advertisers using Internal Content Targeted Ad Service. Notwithstanding anything to the contrary, Customer may launch its own Content Target Ad Service on the Sites at any time after the last day of the month in which the [*] anniversary of the launch of Services under this Agreement occurs, subject to and contingent on the following provisions:

            1) Notice. Customer must provide Google with not less than [*] advance written notice of its intention to launch such Customer Content Targeted Ad Service on any Site, Additional Site or Co-branded Site.

            2) Customer Solution. Any Content Targeted Ad Service launched on a Site, Additional Site or Co-branded Site pursuant to this subsection (a) must be majority-owned and operated, directly or indirectly, by Customer at all times during the Services Term. Customers Content Targeted Ad Service may not sell, resell, distribute, syndicate, subsyndicate or broker advertisements obtained, directly or indirectly, from any third-party ad network, and Customer may not enter into any agreement intended to frustrate the objective of this paragraph.

            3) Increase of Monthly Minimum Number of Impressions. In any month in which Customer launches a Content Targeted Ad Service on any Site, Additional Site or Co-branded Site, and thereafter during the entirety of

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                  the Services Term, the Monthly Minimum Number of Impressions
                  will be increased to [*] Impressions, subject to the proviso of subsection 4a. below; [*].

            4) Customer Network Solution. In addition to the foregoing, if the Content Targeted Ad Service that Customer launches on the Sites, Additional Sites or Co-branded Sites serves ads on such Sites, Additional Sites or Co-branded Sites which have been sold generally to appear generally on the Sites, Additional Sites or Co-branded Sites and any other property(ies) in addition to the Sites, Additional Sites or Co-branded sites, then the following provisions will apply:

                  a.    [*]

                  b. Google may, in its discretion and upon written notice to Customer, terminate this Agreement; provided that Google must exercise this right within [*] days of the launch of Customer's Content Targeted Ad Service.

            5) Data. Upon request, Customer will furnish Google with such data and supporting documentation as Google may reasonably request from time to time to verify Customer's compliance with this Section 1.7.2(a).

      (b) URLs Not Controlled by Customer. Exclusivity shall not apply to domains owned and controlled by unaffiliated partners of Customer to which a Site, Additional Site or Co-branded Site links, notwithstanding that the page to which the Site, Additional Site or Co-branded Site links displays Customer's brand.

      (c) Rejected Additional Sites and Co-branded Sites. Exclusivity shall not apply to proposed Additional Sites and proposed Co-branded Sites that Google rejects pursuant to Sections 1.1.1 and 1.1.2.

      (d) Unapproved Websites. Exclusivity shall not apply to Web pages on which Customer is prohibited from displaying Ads pursuant to Section 1.3.3.

      (e)   [*]

1.7.3 Third-Party Ad Networks. Customer covenants and agrees that to the extent it sells ad inventory to third party ad networks, it will include in any such contract prohibitions on the serving of any advertisements based on the subject matter of the pages to which such ads are to be served. If, notwithstanding these provisions, a third party network serves one or more ads based on the subject matter of the Web pages on which such ads are served, Customer will be permitted [*] to cure such violation prior to it being considered a breach under this Agreement; provided this special cure provision is conditioned on Customer providing Google with prompt written notice of such violation (together with such detail as is reasonably requested by Google). Customer will monitor ads served by such third party networks and will exercise all available rights under its applicable

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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      agreements to ensure compliance with the prohibitions described in the first sentence of this Section.

1.7.4 Google Non-exclusivity. Notwithstanding anything to the contrary contained in this Agreement, Google will provide the Services on a nonexclusive basis to Customer, such that Google shall have the right at all times to provide its services without restriction to third parties.

1.8 Additional Services. In the event that Google makes additional services (including services provided by companies that have been acquired by Google) generally commercially available to third parties separately from then-existing services during the Term then Google shall make such additional services available to Customer subject to Customer's request and subject to mutual agreement by the parties in writing on the terms and conditions under which Google shall make such additional services available. Notwithstanding anything to the contrary, Google shall not be obligated to make (or continue to make) such additional services available to Customer if Google ceases to make such services generally commercially available to third parties or if the parties do not agree to terms and conditions for such additional services, as evidenced by a written instrument signed by the parties.

1.9 Site Modification. In the event that Customer modifies a Site, Additional Site or Co-branded Site in a manner that effectively changes the fundamental concept or any line of business of such Site, Additional Site or Co-branded Site and that modification results in an adverse impact on Google (including without limitation (for the purposes of illustration only) a modification that converts a Site, Additional Site or Co-branded Site, as the case may be, into one that provides sexually explicit content or services), then, at Google's request, Google and Customer shall work in good faith to remove the Service from the Site, Additional Site or Co-branded Site [*]. In the event that Google elects to exercise its rights hereunder, the Exclusivity shall no longer apply to such Site, Additional Site or Co-branded Site.

1.10 [*]. Google shall use commercially reasonable efforts to [*] under this Agreement [*]. Customer may [*]; provided that, in addition to the [*] on the GSA Effective Date, in no event will [*] without obtaining Google's prior written consent, which consent will not be unreasonably withheld. Notwithstanding anything to the contrary, Customer may [*] which Customer reasonably believes are [*] to the [*] of Customer.

2.    Ownership; License Grants.

2.1 Google Rights. Google shall own all right, title and interest, including without limitation all Intellectual Property Rights (as defined below), relating to the Services (and any derivative works or enhancements thereof), including but not limited to, all software, technology, materials, guidelines, documentation, and any Google Brand Features (as defined below), some, but not all, examples of which may be found at [*] (or such other URL as Google may provide from time to time) ("TRADEMARK GUIDELINES"). Customer shall not acquire any right, title, or interest therein, except for the limited use rights expressly set forth in the Agreement. Any rights not expressly granted herein are deemed

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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      withheld. Customer shall not, and shall not allow any third party to: (i)
      modify, adapt, translate, prepare derivative works from, decompile, reverse engineer, disassemble or otherwise attempt to derive source code from Google's technology, any Google Brand Features, or any Google software, materials, and documentation; (ii) remove, obscure, or alter Google's copyright notice, trademarks or other proprietary rights notices affixed to or provided as a part of any Services, software, materials or documentation; (iii) crawl, index or [*] information obtained from the Services; (iv) except as expressly permitted under this Agreement with respect to Co-branded Sites under Section 1.1.2, transfer, sell, lease, lend, disclose, or use for co-branding, timesharing or service bureau purposes any Services or access to any services; (v) directly or indirectly access, launch and/or activate the Services through or from any software application or means other than a Site, Additional Site or Co-branded Site; or (vi) engage in any action or practice with respect to the Services that disparages or devalues Google or the Google Brand Features.

      Customer shall also be responsible for monitoring and disabling any and all access to and/or use of any Services or other Google technology not expressly permitted by Google as part of a Site, Additional Site or Co-branded Site (including, but not limited to, access by spammers or any sites not approved by Google in writing). In the event of any such unauthorized access to and/or use of any Services or other Google technology, Customer shall be legally and financially responsible to Google for any access and/or use thereof.

      Google may send a de minimus number of uncompensated test advertisements to the Site, Additional Site or Co-branded Site at any time to verify Customer's compliance with any requirements contained in the Agreement. For purposes of the Agreement, "INTELLECTUAL PROPERTY RIGHTS" means any and all rights existing from time to time under patent law, copyright law, semiconductor chip protection law, moral rights law, trade secret law, trademark law, unfair competition law, publicity rights law, privacy rights law, and any and all other proprietary rights, as well as, any and all applications, renewals, extensions, restorations and reinstatements thereof, now or hereafter in force and effect worldwide. For purposes of the Agreement, "BRAND FEATURES" means the trade names, trademarks, service marks, logos, and other distinctive brand features of each party, respectively, as secured by such party from time to time.

2.2 Customer Rights. Customer and/or its partners, and/or their respective third party licensors own all Intellectual Property Rights in and to any editorial, text, graphic, audiovisual, and other content that is served to End Users of each Site, Additional Site and Co-branded Site and that is not provided by Google or its licensors ("CONTENT"). Google shall not acquire any right, title or interest in or to such Content, except as provided herein.

2.3 License Grants; Brand Features. Customer grants to Google a nonexclusive and nonsublicensable license during the Services Term to include Customers name, logo and screenshots in presentations, marketing materials, customer lists, and Web site listings of customers, provided that any use which lists Customer other than in a general list of Customers shall be subject to the prior written approval of Customer. Each party will submit all materials of any kind containing the other party's Brand Features (other than in customer lists) to the other party for approval prior to release to the public. Furthermore,

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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      to the extent Google grants Customer a license to use any of its Brand
      Features during the Services Term (as evidenced by a written instrument signed by Google), Customer agrees to adhere to Google's then current Trademark Guidelines. Except as set forth in this Section, nothing in this Agreement shall be deemed to grant to one party any right, title or interest in or to the other party's Brand Features. All use by Google of Customer Brand Features (including any goodwill associated therewith) shall inure to the benefit of Customer and all use by Customer of Google Brand Features (including any goodwill associated therewith) shall inure to the benefit of Google. At no time shall one party challenge or assist others to challenge the Brand Features of the other party (except to the extent this restriction is prohibited by applicable law) or the registration thereof by the other party, nor shall either party use or attempt to register directly or indirectly (including through third parties) any Brand Features or domain names that are confusingly similar to those of the other party.

2.4 Data. Google owns all right, title, and interest in and to all information and data it collects and receives, including but not limited to all data collected in connection with the CTAP and AdWords Programs. Customer owns all right, title, and interest in and to all information and data collected by Customer on the Sites, Additional Sites and Co-branded Sites. Google and Customer will jointly own all right, title and interest in and to the information with respect to the Sites, Additional Sites and Co-branded Sites contained in the reports referred to below.

2.5 Reports. Google will provide Customer with the online reports listed in Exhibit F attached hereto and made part hereof.

3     Payment.

3.1 Fees. The fees and payment terms for the Services shall be set forth in the Order Form.

3.2 Taxes and Other Charges. Customer and Google agree that all sums, fees and payments expressed to be payable by Google to Customer under this Agreement are exclusive of value added taxes ("VAT"). In the event that any VAT is payable, Google shall pay Customer the amount of the VAT forthwith on delivery by Customer of a proper VAT invoice and Customer's VAT Identification numbers. With respect to any other taxes that may be applicable to this Agreement, all payments under the Agreement are exclusive of taxes imposed by any governmental entity. Customer shall pay any applicable taxes, including sales, use, personal property, value-added, excise, customs fees, import duties or stamp duties or other taxes and duties imposed by governmental agencies of whatever kind and imposed with respect to the transactions for Services provided by Google under the Agreement. Including penalties and interest, but, except for withholding taxes, specifically excluding taxes based upon Google's net income. When Google has the legal obligation to collect any applicable taxes, the appropriate amount shall be invoiced to and paid by Customer "net thirty (30) days" from the date of invoice or other notification. Customer shall promptly provide to Google (i) original or certified copies of all tax payments or other sufficient evidence of tax payments at the time such payments are made by Customer pursuant to the Agreement; or (ii) a valid

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      certificate of Customer's exemption from obligation to pay such taxes as authorized by the appropriate taxing authority.

4. Warranties and Disclaimer. Each party represents and warrants that it has full power and authority to enter into the Agreement and that the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound. Customer represents and warrants that it shall use information provided by Google (including without limitation Ad Units) in a manner that complies with applicable laws. Google does not warrant that the Services will meet all of Customer's requirements or that performance of the Services will be uninterrupted, virus-free, secure or error-free. Except as expressly provided for herein, NEITHER PARTY MAKES ANY OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE AND NONINFRINGEMENT.

5. Indemnification. Google will indemnify, defend and hold harmless Customer and its affiliates and their respective officers, directors, employees and agents from and against any and all damages, judgments, losses, costs and expenses (including reasonable fees of counsel) arising out of (x) any third party lawsuit or proceeding brought against Customer based upon a claim that the Services or any Google Brand Feature infringes any copyright, trade secret, [*] of such third party, or (y) any third party (other than a Related Third Party) lawsuit or proceeding brought against Customer as a result of a breach of this Agreement by Google. Notwithstanding the foregoing, in no event shall Google have any obligations or liability under this Section 5 arising from: (i) use of the Services or Google Brand Features in a modified form or in combination with materials not furnished by Google, (ii) any content, information or data provided to Google by Customer, End Users or any other third parties, and (iv) any Ads or third party websites to which Ads may link. Google, in its sole and reasonable discretion, reserves the right to terminate Customer's continued use of any Services or Google Brand Features that are alleged or believed by Google to infringe. Customer will indemnify, defend and hold harmless Google and its affiliates and their respective officers, directors, employees and agents from and against any and all damages, judgments, losses, costs and expenses (including reasonable fees of counsel) arising out of any third party lawsuit or proceeding brought against Google based upon: (a) a claim that the Content, Sites, Additional Sites, Co-branded Sites and/or Customer Brand Features or any co-branding partner's Brand Features infringe any copyright, trade secret, [*] of such third party; and/or (b) Customer's or any of Customer's third party counterparty's (including, without limitation, third parties with Co-branded Sites), or any of the Sites', Additional Sites' or Co-branded Sites', use of the Services in any manner in breach of the Agreement. Indemnification shall be provided for any claim covered under this Section 6 and shall be limited to (i) payment by the indemnifying party ("INDEMNITOR") of all damages and costs finally awarded for such claim, or
      (ii) settlement costs approved in writing by the Indemnitor. The foregoing obligations shall exist only if the party seeking indemnification ("INDEMNITEE"): (i) promptly notifies the Indemnitor of such claim, (ii)


SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      provides the Indemnitor with reasonable information, assistance and cooperation in defending the lawsuit or proceeding, and (iii) gives the Indemnitor full control and sole authority over the defense and settlement of such claim; provided that the Indemnitor may not, without the Indemnitee's prior written consent, acquiesce to any judgment or enter into any settlement that adversely affects the rights and interests of the Indemnitee or imposes any restriction on the Indemnitee's ability to operate its business (except for any limitations or adverse effects that may be imposed on the Services as a result of the claim giving rise to indemnification). The Indemnitee may join in defense with counsel of its choice at its own expense. The Indemnitor shall only reimburse the Indemnitee for expenses incurred by the Indemnitee with the Indemnitor's prior written approval. THE FOREGOING STATES THE PARTIES' ENTIRE LIABILITY AND EXCLUSIVE REMEDY WITH RESPECT TO INFRINGEMENT OF A THIRD PARTY'S INTELLECTUAL PROPERTY RIGHTS AS SET FORTH ABOVE.

6. Limitation of Liability. [*], NEITHER PARTY WILL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOST DATA, OR LOST REVENUE, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, INCLUDING BUT NOT LIMITED TO CONTRACT OR TORT (INCLUDING PRODUCTS LIABILITY, STRICT LIABILITY AND NEGLIGENCE), AND WHETHER OR NOT SUCH PARTY WAS OR SHOULD HAVE BEEN AWARE OR ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED HEREIN. For the avoidance of doubt, the preceding sentence will not operate to limit direct damages (including, without limitation, lost profits under this Agreement, and costs of procurement of substitute services under this Agreement) either party would be entitled to under this Agreement, subject in any case to the aggrieved party's obligation to mitigate. [*], IN NO EVENT SHALL GOOGLE'S TOTAL AGGREGATE LIABILITY FOR ALL CLAIMS ARISING OUT OF THE AGREEMENT EXCEED THE NET AMOUNT (MINUS ALL DEDUCTIONS, REVENUE SHARING AND OTHER OFFSETS PROVIDED FOR UNDER THE AGREEMENT) GOOGLE HAS ACTUALLY RECEIVED AND RECOGNIZED FOR THE SERVICES GIVING RISE TO SUCH CLAIM DURING THE [*] IMMEDIATELY PRECEDING THE DATE OF THE APPLICABLE CLAIM. In the event of a claim occurring in the first [*] of this Agreement, the limitation of liability provided in the immediately preceding sentence will be equal to [*] (minus all deductions, revenue sharing and other offsets provided for under the Agreement) Google has actually received for the Services giving rise to such claim under this Agreement since the beginning of the Term to the date of the applicable claim. [*], IN NO EVENT SHALL CUSTOMER'S TOTAL AGGREGATE LIABILITY FOR ALL CLAIMS ARISING OUT OF THE AGREEMENT EXCEED THE NET AMOUNT CUSTOMER HAS ACTUALLY RECEIVED OR WOULD OTHERWISE BE DUE UNDER THE AGREEMENT DURING THE [*] IMMEDIATELY PRECEDING THE DATE OF THE APPLICABLE CLAIM. In the event of a claim occurring in the first [*] of this Agreement, the limitation of liability provided in the immediately preceding sentence will be equal to [*] Customer has actually received or would otherwise be due under this

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      Agreement since the beginning of the Term to the date of the applicable claim. The parties agree that (i) the mutual agreements made in this Section reflect a reasonable allocation or risk, and (ii) that each party would not enter into the Agreement without these limitations on liability.

7. Confidentiality. Use and disclosure of confidential and/or proprietary information disclosed hereunder, including without limitation the content of the Agreement and any information provided pursuant to the Agreement or in connection with a request for approval of any Additional Site or new layout, shall be governed by the terms of the Google Mutual Non-Disclosure Agreement, attached hereto as Exhibit G (the "NDA"). The terms of the NDA are hereby incorporated by reference into this GSA.

8.    Term and Termination.

8.1 Term. The term of an Order Form under which Services may be used by Customer shall commence on the applicable Order Form Effective Date (except as otherwise specified in 8.2.3 such Order Form) and shall continue for the period of time set forth on such Order Form ("SERVICES TERM"), unless earlier terminated as provided herein.

8.2   Termination.

8.2.1 General. Either party may suspend performance and/or terminate the Agreement, in whole or in part: (a) if the other party materially breaches any material term or condition of the Agreement and fails to cure such breach within thirty (30) days after receiving written notice thereof: or
      (b) if the other party becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency, or suffers or permits the commencement of any form of insolvency or receivership proceeding, or has any petition under bankruptcy law filed against it, which petition is not dismissed within sixty (60) days of such filing, or has a trustee, administrator or receiver appointed for its business or assets or any part thereof. [*].

8.2.2 Google Termination Rights. Notwithstanding the foregoing, in addition to the termination rights granted above, Google may terminate the Agreement, in whole or in part:

      (i) if Customer breaches any provision of Section 1.4 (Prohibited Actions), Section 2.1 (Google Rights) (other than subsections (i) and (iii) of the fourth sentence thereof, which are addressed below, or subsection (vi) of the fourth sentence thereof, which is addressed in Section 8.2.1(a)), or Section 2.3 (License Grants; Brand Features), and fails to cure such breach within [*] after receiving written notice thereof ([*]);

      (ii)  immediately upon written notice, if (A) Customer breaches subsection
            (i) or (iii) of the fourth sentence of Section 2.1 (Google Rights) or any provision of Section 7 (Confidentiality); (B) Customer has materially breached the Agreement [*] during the Services Term, in each case notwithstanding any cure of such breaches [*]; (C) Customer fails to deliver the Monthly Minimum Number of

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

            Impressions in any calendar month and fails to cure such Shortfall as permitted by Section 1.3.4; (D) Google reasonably determines that it is impracticable to continue providing the Services in light of applicable laws; and

      (iii) as expressly permitted in Section 1.7.2(a)(4)b and/or the last sentence of Section 1.4.4.

8.2.3 Termination for Change of Control.

      (a) Prohibited Entity. In the event of a Change of Control involving Customer to a Prohibited Entity (as defined below), Google shall have the right, upon written notice delivered to Customer (or its successor), to terminate this Agreement, effective as of the [*] day following the consummation of the closing of such Change of Control. Such notice shall be delivered by Google not more than [*] following Google's receipt of written notice from Customer that Customer has entered into a definitive agreement involving a Change of Control.

      (b) Competitor. In addition, in the event of a Change of Control involving Customer to [*], or any of their respective successors or assigns, or any entities which control, are controlled by or under common control with the foregoing, either party shall have the right to terminate this Agreement, effective as of the consummation of such a transaction provided that (i) in the case of Customer's exercise of this termination right, Customer delivers to Google written notice not more than [*] following the date Customer enters into a definitive agreement contemplating a Change of Control giving rise to this right, and (ii) in the case of Google's exercise of this termination right, Google delivers to Customer written notice not more than [*] following its receipt of written notice from Customer that Customer has entered into a definitive agreement contemplating a Change of Control giving rise to this right.

      (c) Notice. Customer agrees to provide written notice of a Change of Control in a timely manner and, upon request, any information that Google reasonably requires to evaluate the Change of Control transaction, including its acquirer, subject to applicable confidentiality or contractual obligations. Customer also agrees to notify Google of the actual closing date of a Change of Control transaction no less than [*] prior thereto. For the avoidance of doubt, under no circumstances shall a termination right exercised hereunder be effective if the applicable Change of Control transaction is not consummated. Customer will provide Google notice in the event a Change of Control transaction is terminated.

      (d) Definitions. "CHANGE OF CONTROL" with respect to a party means (i) the direct or indirect acquisition, whether in one or a series of transactions, by any person or related persons constituting a group, of (A) beneficial ownership of issued and outstanding shares of stock of such party, the result of which is that such person or such group possesses in excess of fifty percent (50%) of the combined voting power of all then-issued and outstanding stock of such party, or (B) the power to elect, appoint, or cause the election or appointment of at least a majority of the

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

            members of the board of directors (or equivalent governing body) of such party; (ii) a merger or consolidation of a party with a person or a direct or indirect subsidiary of a person, or a reorganization or recapitalization of a party, provided that the result of such transaction, whether in one or a series of related transactions, is that the holders of the outstanding voting stock of such party immediately prior to such consummation do not possess, whether directly or indirectly, immediately after the consummation of such transaction, in excess of fifty percent (50%) of the combined voting power of all of the then-issued and outstanding stock of such party, merged or consolidated person, its direct or indirect parent, or the surviving person of such party; or (iii) the sale or disposition, whether directly or indirectly, in one or a series of related transactions, of substantially all of the assets of a party. For purposes of the preceding sentence, the terms "person," "group" and "beneficial ownership" shall have the meanings given to such terms under the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary, the initial public offering of either party will not be deemed to be a Change of Control. "PROHIBITED ENTITY" shall mean [*].

8.2.4 Confidentiality. For the avoidance of doubt, each party reaffirms to the other its agreement not to disclose to any potential acquiror any Confidential Information of the other party (including in the case of Google Confidential Information, any Google metrics, protocols or guidelines).

8.3 Rights/Actions Upon Termination. Upon the expiration or termination of the Agreement for any reason: (i) all rights and licenses granted by Google shall cease immediately; (ii) each party shall return to the other party, or destroy and certify the destruction of, all Confidential Information of the other party; and (iii) Customer will promptly remove from the Site, Additional Site or Co-branded Site any and all Google Brand Features to the extent Google granted Customer the right to display any such Brand Features during the Services Term. In addition, if this Agreement is terminated (a) by Customer pursuant to the last sentence of Section 8.2.1, or (b) by Google pursuant to Section 8.2.1, Section 8.2.2(i) or Section 8.2.2(ii) (other than subsection (D) thereof), then [*].

8.4 Effect of Termination. The termination or expiration of an individual Order Form shall not have the effect of terminating any other individual Order Form or this GSA unless expressly agreed to by the parties in writing. If an Order Form (but not this GSA) terminates or if the Services Term set forth in an Order Form expires, all rights and licenses granted by Google relating to the applicable Services and all other rights and licenses granted by Google to Customer as set forth in such Order Form, if any, shall cease immediately. Termination of all Order Forms hereunder shall result in the expiration of this GSA. Termination or expiration of this Agreement, in part or in whole, shall not limit either party from pursuing other remedies available to it.

8.5 Miscellaneous. Each party shall comply with all applicable laws, rules and regulations, if any, required in performing its obligations under the Agreement. All notices shall be in English and in writing and (a) if sent to Customer to the address identified on the Order Form and (b) if sent to Google to such address as provided at

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      www.google.com/corporate/address.html or as otherwise provided in writing for such notice purposes; provided, however, that all invoices and payments shall be sent to the attention of Google Finance, all legal notices shall be sent to the attention of the Google Legal Department, and all other correspondence shall be sent to the attention of the account manager specified by Google. Notice shall be deemed given (i) upon receipt when delivered personally, (ii) upon written verification of receipt from overnight courier, (iii) upon verification of receipt of registered or certified mail or (iv) upon verification of receipt via facsimile, provided that such notice is also sent simultaneously via first class mail. Neither party may assign its rights or delegate its obligations under this Agreement by operation of law or otherwise without the other party's prior written consent, provided however that either party may assign its rights or delegate its obligations under this Agreement without the consent of the other party in connection with a Change of Control, so long as the surviving entity or purchaser in such Change of Control transaction expressly assumes in writing the performance of all of the terms of this Agreement. In addition, Google may assign its rights under this Agreement in connection with a change in domicile without obtaining any consent hereunder. The Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party. Either party may seek equitable relief, including temporary restraining orders or injunctions, in addition to all other remedies, for breach or threatened breach of Section 1.7 (Exclusivity), Section 2 (Ownership; License Grant) or Section 7 (Confidentiality). Before a party initiates legal action against the other arising from the Agreement (except to seek injunctive or equitable relief or to otherwise protect its Intellectual Property Rights), the Parties shall first make good faith and reasonable efforts to resolve the matter within four (4) weeks of the date of referral. The laws of California, excluding California's choice of law rules, and applicable federal U.S. laws shall govern the Agreement. Each party agrees to submit to the personal and exclusive jurisdiction of the courts located in Santa Clara County, California. The parties specifically exclude from application to the Agreement the United Nations Convention on Contracts for the International Sale of Goods and the Uniform Computer Information Transactions Act. The parties hereto are and shall remain independent contractors and nothing herein shall be deemed to create any agency, partnership, or joint venture relationship between the parties. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other nor shall either party have any right or authority to make any representation or create any obligation on behalf of the other party. Neither party shall be liable for failing or delaying performance of its obligations (except for the payment of money) resulting from any condition beyond its reasonable control, including but not limited to, governmental action, acts of terrorism, earthquake, fire, flood or other acts of God, labor conditions, power failures, and Internet disturbances. The failure to require performance of any provision shall not affect a party's right to require performance at any time thereafter; nor shall waiver of a breach of any provision constitute a waiver of the provision itself. If any provision is adjudged by a court of competent jurisdiction to be unenforceable, invalid or otherwise contrary to law, such provision shall be interpreted so as to best accomplish its intended objectives and the remaining provisions shall remain in full force and effect. In the event of any termination or expiration of the Agreement, Sections 2.1, 2.2, 2.4, 3.2, 5, 6, 7 (including the NDA), 8.3, 8.4, 9 and
      10 shall survive termination. Neither party shall be liable to the other for damages resulting solely from

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      termination as provided for under the Agreement. This GSA and related Order Form(s) (including any exhibits thereto), and any terms located at Google URLs referenced pursuant to the Agreement (which are incorporated herein by reference), constitute the entire agreement with respect to the subject matter hereof, and any terms contained in any related purchase orders) or other documents pertaining to the subject matter of the Agreement shall be null and void. The Agreement supersedes any other prior or collateral agreements, whether oral or written, with respect to the subject matter hereof. Any amendments or addenda to the Agreement must (i) be in writing; (ii) refer to the Agreement; and (iii) be executed by an authorized representative of each party. Any changes to the Agreement not approved in writing by the Google Legal Department shall not be binding on Google. The Agreement shall be construed as if both parties jointly wrote and prepared it. The Agreement may be executed in counterparts, including facsimile counterparts. In the event of conflict between the terms and conditions under this GSA and any Order Form, the Order Form shall govern with respect to such conflict. In the event of conflicting Order Forms, any subsequent Order Form shall take precedence over any prior conflicting Order Form.

10. Parent Guarantee. Bulldog Holdings, Inc. hereby guarantees the performance of Customer under this Agreement and will cause its affiliates to comply with the terms of this Agreement applicable to Customer, including, without limitation, the provisions of Sections 1.1.1, 1.1.2 and 1.7.

IN WITNESS WHEREOF, the parties have executed this GSA by persons duly authorized as of the GSA Effective Date, which shall be the last date written below.

GOOGLE:  GOOGLE INC.                     CUSTOMER:  FOCUS INTERACTIVE, INC.

By:  /s/ Joan Braddi                     By:  /s/ Mark Stein
     --------------------------------         ----------------------------------

Print Name: Joan Braddi                  Print Name:  Mark Stein

Title:  VP Search Services               Title:  EVP & GC

Date:  September 18, 2003                Date:  September 18, 2003

PARENT:  BULLDOG HOLDINGS, INC. AS TO SECTION 10

By:  /s/ Mark Stein
     --------------------------------

Print Name:  Mark Stein

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Title: Secretary

Date:  September 18, 2003

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT A
                                 [*] OF AD UNITS

Exhibit A (consisting of two succeeding pages, [*]) sets forth the [*] of Ad Units, as well as, subject to the next sentence, the [*] in each Ad Unit. Notwithstanding the foregoing, Google agrees that for Ad Unit [*], Customer may request [*] and [*] and that Customer may [*], including without limitation [*] remains as is [*] and (ii) Customer [*]. Customer may [*] of this Agreement.

The table below sets forth the [*], subject to Customer's ability to [*] as set forth in the paragraph above. [*]

   [*]              [*]
--------        ----------
[*]             [*]
[*]             [*]
[*]             [*]
[*]             [*]
[*]             [*]
[*]             [*]
[*]             [*]
[*]             [*]
[*]             [*]
[*]             [*]
[*]             [*]
[*]             [*]
[*]             [*]
[*]             [*]

Notwithstanding anything to the contrary, the Ad Unit [*] is [*].

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     [IMAGE]

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT B
                           APPROVED [*] IMPLEMENTATION

Customer will cause the following text to appear as displayed in a pop-up window launched from a "Sponsored Listings" link contained in the Ad Units on the [*] Site. Customer also will include this text in its FAQ for the [*] Site.

[IMAGE]

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT C
                             SERVICE LEVEL AGREEMENT

For purposes of this Service Level Agreement, Google will support a [*] from Customer ("PROJECTED REQUEST VOLUME"). Customer must provide Google with thirty
(30) days' advance written notice [*]. If Customer's [*] of Projected Request Volume [*], Google shall have the right to [*] the projected Request Volume [*]. Google also reserves the right to [*]. Customer agrees that it will not [*] through [*] without providing [*]. If Customer fails to provide [*] in a manner that will result in a [*], Google reserves the right to [*], if necessary, and as mutually agreed upon by the parties. So long as Customer [*], Google will maintain the following performance characteristics:

      1. Google will provide [*]. The foregoing [*] will be measured and monitored from [*]. "[*]" is defined as the [*]. For the avoidance of doubt, [*] will be considered [*] for purposes of this paragraph.

      2. [*] will not [*]. "[*]" is defined as the time period [*] does not include any time associated with [*].

The [*] and [*] requirements set forth in this Exhibit C shall only apply provided that (a) [*], and (b) [*].

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT D
                                EXCLUDED PARTIES

[*]

[*]

[*]

[*]

[*]

[*]

or any of their respective successors or assigns, or any entities which control, are controlled by or under common control with the foregoing

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT E
                                      [*]
[*]

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT F
                                    REPORTING

Google will provide the following reporting information [*] (it being understood that statistics for [*] will be included in the reporting for [*]; provided that Customer properly identifies [*] in accordance with the [*]. It is understood that [*] will not be available until [*].

[*]

Subject to the balance of this paragraph, the objective of Google's [*] reporting system is to include data in reports [*]; provided that Customer understands and agrees that (a) Google cannot guarantee that all data will be [*] or that the data in reports will be [*], and (b) all [*] reports are subject to [*]). Accordingly, notwithstanding anything to the contrary, in no event will Customer have any rights whatsoever, nor will Google be subject to any liability whatsoever, arising out of this paragraph.

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT G
                     GOOGLE MUTUAL NON-DISCLOSURE AGREEMENT

Google will assist Customer in providing Customer with content-targeted compensated linked advertisements for display on the Sites, Additional Sites and Co-branded Sites through the CTAP (the "PURPOSE"). In connection with this, each party has or may disclose to the other party certain confidential technical and business information. The parties agree to maintain the confidentiality of such information, in accordance with the following terms:

1. The Confidential Information disclosed under the Agreement ("CONFIDENTIAL INFORMATION") includes all information disclosed at any time on or after May 1, 2003 concerning either party's business including, but not limited to, all tangible, intangible, visual, electronic, present, or future information such as: (a) trade secrets; (b) financial information, including pricing; (c) technical information, including research, development, procedures, algorithms, data, designs, and know-how; (d) business information, including operations, planning, marketing interests, and products; and (e) the terms of any agreement and the discussions, negotiations and proposals related to any agreement. The Agreement also includes Confidential Information acquired during any facilities tours.

2. The Parties receiving Confidential Information (each, a "RECIPIENT") will have a duty to protect Confidential information (a) if it is clearly and conspicuously marked as "confidential" or the equivalent; or (b) if it is identified by the Discloser as confidential before, during, or promptly after presentation or communication.

3. A Recipient will use the Confidential Information only for the Purpose described above. A Recipient will use the same degree of care, but no less than a reasonable degree of care, as the Recipient uses with respect to its own similar information to protect the Confidential Information and to prevent (a) any use of Confidential Information not authorized in this Agreement, (b) dissemination of Confidential Information to any employee or third party contractor of Recipient without a need to know, or (c) communication of Confidential Information to any third party. Furthermore, Confidential Information may only be disseminated to an employee or third party contractor of the Recipient if that employee or third party contractor has signed an agreement with either of the parties containing confidentiality provisions substantially similar to those herein.

4. Both parties agree not to issue or release any articles, advertising, publicity or other matter relating to any Confidential Information (including the fact that a meeting or discussion has taken place between the parties) or mentioning or implying the name of the other party, except with the advanced review and written approval of the other party.

5. This Exhibit G imposes no obligation upon a Recipient with respect to Confidential Information that (a) was known to the Recipient before receipt from the Discloser, (b) is or becomes publicly available through no fault of the Recipient; (c) is rightfully received by the Recipient from a third party without a duty of confidentiality; (d) is independently developed by the Recipient without a breach of the Agreement: (e) is disclosed by the Recipient with the

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Discloser's prior written approval: or (f) is required to be disclosed by operation of the law, provided that the Recipient immediately notifies the Discloser of the legal obligation and provides the Discloser a reasonable opportunity to seek a protective order (or the equivalent) from the court or other legal or governmental authority issuing the process.

6. EACH DISCLOSER WARRANTS THAT IT HAS THE RIGHT TO DISCLOSE ITS CONFIDENTIAL INFORMATION. NO OTHER WARRANTIES ARE MADE. ALL CONFIDENTIAL INFORMATION CONTAINED HEREIN IS PROVIDED "AS IS".

7. The terms and conditions of this Exhibit G shall survive with respect to Confidential Information that is disclosed before the termination or expiration of the Agreement.

8. Unless the Parties otherwise agree in writing, a Recipient's duty to protect Confidential Information ceases when the information is no longer confidential, as set forth in paragraph 5 of this Exhibit G. A Recipient, upon Discloser's written request, will promptly return all Confidential Information received from the Discloser, together with all copies, or certify in writing that all such Confidential Information and copies thereof have been destroyed. Regardless of whether the Confidential Information is returned or destroyed, the Recipient may retain an archival copy of the Discloser's Confidential Information in the possession of outside counsel of its own choosing for use only in the event that a dispute arises hereunder and only in connection with that dispute.

9. No Party acquires any intellectual property rights under this Exhibit G (including but not limited to patent, copyright, and trademark rights) except as set forth in the Agreement.

10. Each Party acknowledges that damages for improper disclosure of Confidential information may be irreparable; therefore, the injured Party is, entitled to seek equitable relief, including injunction and preliminary injunction, in addition to all other remedies.

This Exhibit G does not create any agency or partnership relationship.

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[GOOGLE LOGO]

GOOGLE INC.              GOOGLE SERVICES AGREEMENT     GOOGLE SALES REP: [*]
2400 Bayshore Parkway    CONTENT-TARGETED ADVERTISING  GOOGLE ACCOUNT MGR. [*]
Mountain View, CA        PROGRAM                       GOOGLE SALES DIR: [*]
94043                    ORDER FORM                    GOOGLE LEGAL CONTACT: [*]
Tel: (650) 623-4000
Fax: (650) 618-2678

CUSTOMER (FULL LEGAL NAME): FOCUS                                NDA EFFECTIVE DATE:                 ORDER FORM #1
INTERACTIVE, INC.                                                INCORPORATED IN GSA

                            CORPORATE CONTACT INFORMATION:       BILLING CONTACT INFORMATION:        LEGAL NOTICES TO:
           ATTENTION:  Mark Stein                           Tom Brophy                          Mark Stein
               TITLE:  General Counsel, EVP                 CFO                                 General Counsel
ADDRESS, CITY, STATE,  One Bridge Street, Suite 42          One Bridge Street, Suite 42         One Bridge Street, Suite 42
 POSTAL CODE, COUNTRY  Irvington, NY 10533                  Irvington, NY 10533                 Irvington, NY 10533
               PHONE:  [*]                                  [*]                                 [*]
                 FAX:  [*]                                  [*]                                 [*]
               EMAIL:  [*]                                  [*]                                 [*]
   TECHNICAL CONTACT:  [*]                                  [*]                                 [*]
WIRE TRANSFER TO (IF APPLICABLE):                           D&B DUNS NUMBER:                    VAT/TAX NUMBER: [*]

ORDER FORM EFFECTIVE DATE: SEPTEMBER 18, 2003               GSA EFFECTIVE DATE: SEPTEMBER 18, 2003
INITIAL SERVICES TERM: SEE BELOW                            SITE: [LIST URLS OF APPROVED WEB SITES] SEE BELOW.
CAMPAIGN START DATE: N/A                                    CAMPAIGN END DATE: N/A

                                             CONTENT-TARGETED ADVERTISING PROGRAM (CTAP)

 NET AD REVENUE SHARE
PERCENTAGE  (%) TO CUSTOMER                                  LAYOUT SPECIFICATION (SEE GSA, INCLUDING EXHIBITS)
   APPLICABLE PERCENTAGE
        (See Below)                   AD UNIT SIZE:     _____468X60      _____250X250     _____120X600      ___Other: ______
                                      PERCENTAGE OF
                                      EACH AD UNIT
                                          SIZE:                      %                %                %                   %
                                      LOCATION:        [ ] Run of Site  [ ] Run of Site  [ ] Run of Site    [ ]  Run of Site
                                                       [ ] Other:       [ ] Other:       [ ] Other:         [ ] Other:
                                                       _______________  _______________  _______________    ________________
  COMMENTS: SEE BELOW                 ABOVE-THE-FOLD:  [ ] Yes [ ] No   [ ] Yes  [ ] No  [ ] Yes [ ] No     [ ] Yes  [ ] No

                 TO BE COMPLETED BY GOOGLE FINANCE                              GOOGLE APPROVALS

                                   CURRENCY:                          [ ] Finance        [ ] Legal
Customer PO #: _______             [ ] US Dollar                      Initials: _____    Iitials: _____ (Required if non-standard)
                                   [ ] Japanese Yen
[ ] Credit Check Complete          [ ] Other:                         Comments:

                                                             Google Confidential
                                                             OFTCV2.CT 041503
                                                             EXECUTION COPY

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                       GSA ORDER FORM TERMS AND CONDITIONS

1. INCORPORATION OF GOOGLE SERVICES AGREEMENT. This Order Form, including the terms and conditions hereunder, shall be governed by and incorporates by reference the Google Services Agreement between Google and Customer with the GSA Effective Date set forth above ("GSA" and collectively with this Order Form, the "AGREEMENT"). All capitalized terms used herein have the meanings stated in the GSA, unless stated otherwise. Customer's signatory to this Order Form represents and warrants that he or she has the power and authority to accept and bind Customer to the terms of this Order Form.

2. SERVICES TERM. The term of this Order Form (the "INITIAL SERVICES TERM" or "SERVICES TERM") shall commence on the Order Form Effective Date and shall expire on August 31, 2007, unless earlier terminated as provided in the GSA. This Order Form may only be renewed by a mutual agreement signed by the parties.

3.    FEES AND PAYMENT TERMS.

      3.1. GENERAL; DEFINED TERMS. Google's obligation to pay any fees hereunder shall commence on the date Google's technical personnel provides its written approval of Customer's GTAP launch implementation, which shall not be unreasonably withheld or delayed (such date referred to herein as the "LAUNCH DATE"). [*]. The number of clicks delivered for Ads provided by Google under this Agreement as reported by Google shall be the number used in calculating payments owed to Customer under this Agreement. In addition, for purposes of this Agreement, the following capitalized terms will have the meanings given to them below:

            "APPLICABLE PERCENTAGE" with respect to any calendar month means
            [*].

            "IMPRESSION" is defined as: (a) the display of a page on the Site [*] which communicates with Google's ad serving technology; and (b) the End User of such a page actually receiving and viewing Qualified Ads on such page. For the avoidance of doubt, an "Impression" will include any instance where Google returns a response indicating that no Ads are available. Notwithstanding anything to the contrary, in no event will impressions of the prohibited pages listed in Section
            1.4.1 (k) be considered an "Impression."

            "CTAP NET AD REVENUES" means gross billed ad revenues (subject to next sentence) from the Google Content-Targeted Advertising Program attributable Qualifying Ads minus [*] of gross billed ad revenues (subject to next sentence) from the CTAP for Qualifying Ads for Deductions (as defined below). Notwithstanding anything to the contrary, [*].

            "QUALIFYING ADS" means Ads delivered under this Agreement on pages that are properly implemented in accordance with the requirements of this Agreement, but does not include Non-Qualifying Ads.

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                  "DEDUCTIONS" includes [*].

      3.2. PAYMENTS. For each calendar month during the Service Term after the Launch Date occurs, Customer shall receive the Applicable Percentage of CTAP Net Ad Revenues attributable to clicks on Qualifying Ads in all Impressions on all Web pages on which Customer displays Ad Units under and in accordance with this Agreement in such month.

      3.3. PAYMENT TIMING AND TERMS. Payments required to be made hereunder with respect to Impressions or Ad Units shall be made by Google by the last day of the calendar month following the calendar month in which such Impressions or Ad Units were displayed.

      4. SITES; CO-BRANDED SITES; ADDITIONAL SITES. The Sites are: [*]. The Co-branded Sites and Additional Sites as of the Effective Date are:
            [*] (it being understood that such website may be accessed from certain other [*] subdomains), and the [*] (it being understood that such website may be accessed from certain other myway.com subdomains).

      5. PARENT GUARANTEE. Bulldog Holdings, Inc. hereby guarantees the performance of Customer under this Order Form and will cause its affiliates to comply with the terms of this Order Form applicable to Customer.

This Order Form may be executed in counterparts, including facsimile counterparts. Original copies shall be sent to the following Customer contact reference identified above (check one):

|_| CORPORATE |_| BILLING |_| LEGAL

GOOGLE:  GOOGLE INC.                  CUSTOMER:  FOCUS INTERACTIVE, INC.

By:  /s/ Joan Braddi                    By:  /s/ Mark Stein
     -------------------------------         -----------------------------------

Print Name:  Joan Braddi                Print Name:  Mark Stein

Title:  VP Search Services              Title:  EVP & GC

Date:  September 18, 2003               Date:  September 19, 2003

PARENT: BULLDOG HOLDINGS, INC. AS TO SECTION 5.1 HEREOF

By:  /s/ Mark Stein
        ----------------------------
Print Name:  Mark Stein

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Title:  Secretary

Date:  September 19, 2003

SF1:555061.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.